Quixote

Exhibit 99

March 26, 2009

Dear Fellow Stockholder:

On March 16, 2009 your Board of Directors adopted a stockholder rights plan (the "Rights Plan"). We are enclosing a document captioned "Summary of Rights to Purchase Shares of Preferred Stock of Quixote Corporation" which outlines the principal features of the Rights Plan. This letter summarizes our reasons for adopting the Plan.

The purpose of the Rights Plan is to preserve stockholder value by protecting Quixote Corporation's valuable federal net operating loss, capital loss and tax credit carryovers (the "Tax Attributes") and their potential unintended limitation under Section 382 of the Internal Revenue Code. Other public companies have adopted similar plans.

Section 382 of the Internal Revenue Code contains provisions that limit the use of Tax Attributes if there has been an "ownership change" as defined by Treasury Department regulations. In general, an "ownership change" occurs if, at any time, one or more stockholders owning 5% or more of a company's common stock increase their ownership by more than 50% over a prior three-year period. The Rights Plan was adopted to reduce the likelihood of an "ownership change" occurring that would result in an unintended triggering of Section 382 and its resulting limitations on your Company's Tax Attributes.

As of December 31, 2008, your Company had U.S. net operating losses of approximately $44 million, state net operating losses of approximately $14 million and research and development tax credits of approximately $3 million which can be carried forward for tax purposes. We believe that if your Company were to experience an "ownership change" at its current stock price levels, your Company could be subject to an annual limitation under Section 382 which would result in a material amount of Tax Attributes expiring unused, resulting in a significant impairment of your Company's Tax Attributes assets.

Your Board of Directors adopted the Rights Plan to protect stockholder value by attempting to deter acquisitions of our Common Stock that would potentially limit the use of our Tax Attributes. As described in more detail in the enclosed Summary, under the Rights Plan, one Right was distributed for each outstanding share of Quixote Common Stock as of the close of business on March 26, 2009. If any person or group acquires 4.9% or more of the outstanding shares of Common Stock, there would be a triggering event causing significant dilution in the voting power of such person or group. However,

Quixote Corporation, 35 E. Wacker Drive, Suite 1100, Chicago, Illinois 60601, 312/467-6755, Fax: 312/467-1356

existing stockholders who on March 16, 2009 owned 4.9% or more of the outstanding shares of your Company's Common Stock will trigger a dilutive event only if they acquire additional shares representing one half of one percent or more of the outstanding shares. The Rights Plan may be terminated by the Board at any time prior to the Rights being triggered.

You are not required to take any action to receive the Rights. Until the Rights become exercisable, outstanding share certificates will represent both shares of Quixote Common Stock and the Rights, and the Rights will trade only with such shares. The issuance of the Rights does not in any way weaken the financial strength of your Company nor interfere with its business plans. The issuance of the Rights had no dilutive effect, will not affect reported earnings per share and will not change the way you currently trade shares of Quixote Common Stock.

We believe the Rights Plan protects the interests of all our stockholders from the possibility of losing substantial value through limitations on our ability to use our Tax Attributes. Our overriding objective is to preserve stockholder value and to continue to position your Company for long-term success.

Sincerely,

/s/ Leslie J. Jezuit

Leslie J. Jezuit
Chairman

/s/ Bruce Reimer

Bruce Reimer
President & Chief Executive Officer

SUMMARY OF RIGHTS TO PURCHASE
SHARES OF PREFERRED STOCK OF
QUIXOTE CORPORATION

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

On March 16, 2009, the Board of Directors of Quixote Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01-2/3 per share, of the Company (the "Common Stock"). The dividend is payable on March 26, 2009 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Junior Participating Preferred Stock, no par value, of the Company (the "Preferred Stock") at a price of $20.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of March 16, 2009, as the same may be amended from time to time (the "Rights Agreement"), between the Company and Computershare Trust Company, N.A., as Rights Agent (the "Rights Agent").

The Board of Directors adopted the Rights Agreement in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company's ability to use its U.S. net operating loss, capital loss and tax credit carryovers (the "Tax Attributes"). The Company has experienced significant losses in the U.S., and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, the Company may "carry forward" these losses and various tax credits in certain circumstances to offset any current and future taxable income and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the Tax Attributes do not otherwise become limited, the Company believes that a significant amount of Tax Attributes will be able to be carried forward, and therefore these Tax Attributes could be a substantial asset to the Company. However, if the Company experiences an "Ownership Change," as defined in Section 382 of the Internal Revenue Code, the Company's ability to use the Tax Attributes could be severely limited, which could therefore significantly impair the value of the Tax Attributes.

Until the earlier to occur of (i) the close of business on the tenth business day following a public announcement or determination by the Board of Directors of

the Company that a Person, together with its Affiliates and Associates (as such terms are defined in the Rights Agreement) has acquired beneficial ownership of 4.9% or more of the outstanding shares of Common Stock (with certain exceptions, an "Acquiring Person") or (ii) the close of business on the tenth business day (or such later date as may be determined by the Board of Directors of the Company prior to a public announcement or determination by the Board of directors of the Company that a Person, together with its Affiliates and Associates, has become an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a Person, together with its Affiliates and Associates, (with certain exceptions) of 4.9% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with this Summary of Rights and the Rights will be transferable only in connection with the transfer of Common Stock. Any Person, together with its Affiliates and Associates, that beneficially holds 4.9% or more of the outstanding shares of Common Stock on March 16, 2009 will not be deemed an Acquiring Person unless and until such Person: (i) acquires the beneficial ownership of additional shares of Common Stock representing one-half of one percent (.5%) or more of the outstanding shares of Common Stock; or (ii) falls under 4.9% ownership of Common Stock and then re-acquires 4.9% or more of the Common Stock of the Company. The Board of Directors of the Company may, in its sole discretion, exempt any Person together with its Affiliates and Associates, from being deemed an Acquiring Person for purposes of the Rights Agreement if the Board of Directors of the Company determines that such Person's, together with its Affiliates' and Associates', ownership of Common Stock will not jeopardize or endanger the availability of the Tax Attributes to the Company and the Board of Directors of the Company may also, in its sole discretion, exempt any transaction from the provisions of the Rights Agreement.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender or transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on March 16, 2019 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 1000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any Person, together with its Affiliates and Associates, becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become null

and void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

In the event that, after a Person, together with its Affiliates and Associates, has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the Person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

At any time after any Person, together with its Affiliates and Associates, becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company's preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Form 8-K dated March 17, 2009. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.